As filed with the Securities and Exchange Commission on September 27, 2012	Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

ATTUNITY LTD.
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

Kfar Netter Industrial Park, Kfar Netter, Israel 40593
 (Address of Principal Executive Offices; Zip Code)
_______________

Attunity Ltd Year 2001 Stock Option Plan
Attunity Ltd – The 2003 Israeli Share Option Plan
 (Full Title of the Plan)
_______________

Dror Harel-Elkayam
CFO and Secretary
Attunity Inc.
70 Blanchard Road
Burlington, Massachusetts 01803
(Name and Address of Agent for Service)

(781) 213-5203
 (Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ido Zemach, Adv.
Goldfarb Seligman & Co.
Electra Tower
98 Yigal Alon Street
Tel Aviv 67891, Israel
Fax: (+972 3) 608-9908

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (4)
Ordinary Shares, par value NIS 0.40 per share	18,250	$2.76	(2)	$50,370	(2)	N/A
Ordinary Shares, par value NIS 0.40 per share	179,000	$2.60	(2)	$465,400	(2)	N/A
Ordinary Shares, par value NIS 0.40 per share	135,000	$2.84	(2)	$383,400	(2)	N/A
Ordinary Shares, par value NIS 0.40 per share	180,250	$2.96	(2)	$533,540	(2)	N/A
Ordinary Shares, par value NIS 0.40 per share	20,625	$3.44	(2)	$70,950	(2)	N/A
Ordinary Shares, par value NIS 0.40 per share	500	$6.80	(2)	$3,400	(2)	N/A
Ordinary Shares, par value NIS 0.40 per share	332,401	$7.56	(3)	$2,512,951	(3)	N/A
Total	866,026	N/A		$4,020,011		$460.70	*

(1)
Plus such number of ordinary shares of the Registrant, as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2)
The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the exercise price provided for in the relevant stock options, in accordance with Rules 457(c) and 457(h) under the Securities Act.

(3)
The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices of the ordinary shares on the NASDAQ Capital Market on September 21, 2012, a date within five (5) business days prior to the date of this Registration Statement.

(4)	Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.00011460.
*     This registration fee is offset from the Registrant's balance of previously paid registration fees.
________________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SECURITIES – EXPLANATORY NOTE

This Registration Statement is filed by Attunity Ltd. (the "Registrant" or "we") in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 866,026 ordinary shares, par value NIS 0.40 per share, of the Registrant, which are reserved for offer and sale under either the Attunity Ltd Year 2001 Employee Stock Option Plan and/or the Attunity Ltd – The 2003 Israeli Share Option Plan (the “Plans”).  The contents of the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on January 26, 2005 (File No. 333-122302), April 23, 2007 (File No. 333-142284) and February 3, 2010 (File No. 333-164656); all of which were filed to register ordinary shares for issuance under the Plans, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by us with the Commission, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)           Our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2011, filed with the Commission on April 2, 2012;

(b)           Our Reports on Form 6-K submitted to the Commission on January 4, 2012; January 26, 2012 (the GAAP financial statements included therein); April 23, 2012 (the GAAP financial statements included therein); May 15, 2012; May 16, 2012; July 11, 2012; July 18, 2012; July 23, 2012; July 24, 2012; July 25, 2012 (the GAAP financial statements included therein); July 25, 2012; September 19, 2012 (the financial statements and the management’s discussion and analysis related thereto included therein); and

(c)           The description of our ordinary shares contained in Item 1 of our Registration Statement on Form 8-A (File No. 0-20892) filed on July 25, 2012 under the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and all Reports on Form 6-K submitted to the Commission subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into the Registrant’s Registration Statements on Form S-8, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Goldfarb Seligman & Co.*

23.1	Consent of Goldfarb Seligman & Co. (contained in Exhibit 5.1).

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global*

24	Powers of Attorney (included in the signature page to this Registration Statement).
___________
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Neter, Israel, on the 27th day of September, 2012.

ATTUNITY LTD

By:	/s/ Dror Harel-Elkayam
Name: Dror Harel-Elkayam
Title: CFO and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.  The undersigned officers and directors of the registrant hereby severally constitute and appoint Shimon Alon and Dror Elkayam, and each of them, our true and lawful attorney-in-fact to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date

/s/ Shimon Alon Shimon Alon	Chairman of the Board and Chief Executive Officer	September 27, 2012

/s/ Dror Harel-Elkayam Dror Harel-Elkayam	Chief Financial Officer and Secretary (Principal Accounting Officer)	September 27, 2012

/s/ Dov Biran Dov Biran	Director	September 27, 2012

/s/ Dan Falk Dan Falk	Director	September 27, 2012
______________ Tali Alush-Aben	Director	September __, 2012

/s/ Gil Weiser Gil Weiser	Director	September 27, 2012

/s/ Ron Zuckerman Ron Zuckerman	Director	September 27, 2012

Attunity Inc. By: /s/ Dror Harel-Elkayam Name: Dror Harel-Elkayam Title: CFO and Secretary	Authorized Representative in the United States	September 27, 2012